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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ---------------------
                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             ---------------------
                           PROVIDENT CAPITAL TRUST II
             (Exact name of registrant as specified in its charter)

                             ---------------------

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          Delaware                                           31-0982792
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)
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One East Fourth Street, Cincinnati, Ohio                        45202
(Address of principal executive offices)                     (Zip Code)
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

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
If this form relates to the registration of     If this form relates to the registration of a
a class of securities pursuant to Section       class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective      of the Exchange Act and is effective pursuant
upon filing pursuant to General Instruction     to General Instruction A.(d), please check the
A.(c), please check the following box.  [X]     following box.  [_]
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


Securities Act registration statement file numbers to which this form relates:
333-80231

Securities to be registered pursuant to Section 12(b) of the Act:

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   Title of each class                         Name of each exchange on which
   to be so registered:                        each class is to be registered:
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8 3/4% Subordinated Capital                       New York Stock Exchange
    Income Securities
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Securities to be registered pursuant to Section 12(g) of the Act:    None



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Item 1.  Description of Registrant's Securities to be Registered.

    This Registration Statement relates to the 8 3/4% Subordinated Capital Income Securities, liquidation amount of $25 per security (the "Capital Securities"), of Provident Capital Trust II (the "Registrant"), as fully and unconditionally guaranteed by Provident Financial Group, Inc. ("Provident"). The description of the Capital Securities to be registered hereunder is set forth under the caption "Certain Terms of the Capital Securities" in the Prospectus Supplement dated June 23, 1999, supplementing the Prospectus dated June 9, 1999 (the "Prospectus Supplement"), of the Registrant and Provident, which constitutes a part of the Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-80231) of the Registrant, Provident Capital Trust III and Provident. The Registration Statement was initially filed with the Securities and Exchange Commission (the "Commission") on June 9, 1999. The Prospectus Supplement which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.

Item 2.  Exhibits

Exhibit No.       Description
-----------       -----------

Exhibit 1*        Form of Underwriting Agreement.

Exhibit 4(a)* Form of Indenture relating to the Junior Subordinated Debentures to be entered by and between Provident Financial Group, Inc. and The Chase Manhattan Bank, as Indenture Trustee.

Exhibit 4(b)* Form of Guarantee Agreement to be entered by and between Provident Financial Group, Inc., as Guarantor, and The Chase Manhattan Bank, as Guarantor Trustee, for the benefit of the holders of Preferred Securities.

Exhibit 4(c)* Form of Junior Subordinated Debenture (included in Article 2 of Exhibit 4(a) hereto).

Exhibit 4(d)*     Certificate of Trust of Provident Capital Trust II.

Exhibit 4(f)*     Declaration of Trust of Provident Capital Trust II.

Exhibit 4(h)* Form of Amended and Restated Declaration of Trust (included as Annex B to Exhibit 4(a) hereto).

Exhibit 4(i)* Form of Preferred Security Certificate (included as Exhibit A to Exhibit 4(l) hereto).

Exhibit 5(a)* Opinion of Richards, Layton & Finger, P.A. as to the validity of the Preferred Securities of Provident Capital Trust II.

Exhibit 5(c)* Opinion of Simpson Thacher & Bartlett regarding the validity of the Guarantee and the Junior Subordinated Debentures of each of Provident Capital Trust II and Provident Capital Trust III.

Exhibit 8(a)* Opinion of Simpson Thacher & Bartlett regarding certain tax matters of Provident Financial Group, Inc. and Provident Capital Trust II.

Exhibit 12(a)*    Computation of Ratio of Earnings to Fixed Charges.

Exhibit 12(b)* Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.

Exhibit 23(a)*    Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5(a) hereto).

Exhibit 23(c)* Consent of Simpson Thacher & Bartlett (included in Exhibit 5(c) hereto).

Exhibit 23(d)* Consent of Simpson Thacher & Bartlett (included in Exhibit 8(a) hereto).

Exhibit 23(e)*    Consent of Ernst & Young LLP

Exhibit No.       Description
-----------       -----------

Exhibit 24(a)* Powers of Attorney (included on page II-6 of this Registration Statement).

Exhibit 25(a)* Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of The Chase Manhattan Bank to act as trustee with respect to the Junior Subordinated Debentures of Provident Financial Group, Inc.

Exhibit 25(b)* Form T-1 of The Chase Manhattan Bank, as trustee, with respect to the Preferred Securities of Provident Capital Trust II.

Exhibit 25(d)* Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of The Chase Manhattan Bank to act as trustee with respect to the Guarantees of Provident Financial Group, Inc. with respect to Provident Capital Trust II.

*  Incorporated by reference as indicated in the text above.

                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                              Provident Capital Trust II
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                                              By: /s/  CHRISTOPHER J. CAREY
                                                  -------------------------
                                              Name: CHRISTOPHER J. CAREY
                                              Title: Regular Trustee


                                              By: /s/ MARK E. MAGEE
                                                  -----------------
                                              Name: MARK E. MAGEE
                                              Title: Regular Trustee


                                              By: /s/ TAYFUN TUZUN
                                                  ----------------
                                              Name: TAYFUN TUZUN
                                              Title: Regular Trustee


Dated:  June  29, 1999
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                                 EXHIBIT INDEX



 The following exhibits are filed herewith as a part of this Registration Statement.

Exhibit No.       Description
-----------       -----------

Exhibit 1*        Form of Underwriting Agreement.

Exhibit 4(a)* Form of Indenture relating to the Junior Subordinated Debentures to be entered by and between Provident Financial Group, Inc. and The Chase Manhattan Bank, as Indenture Trustee.

Exhibit 4(b)* Form of Guarantee Agreement to be entered by and between Provident Financial Group, Inc., as Guarantor, and The Chase Manhattan Bank, as Guarantor Trustee, for the benefit of the holders of Preferred Securities.

Exhibit 4(c)* Form of Junior Subordinated Debenture (included in Article 2 of Exhibit 4(a) hereto).

Exhibit 4(d)*     Certificate of Trust of Provident Capital Trust II.

Exhibit 4(f)*     Declaration of Trust of Provident Capital Trust II.

Exhibit 4(h)* Form of Amended and Restated Declaration of Trust (included as Annex B to Exhibit 4(a) hereto).

Exhibit 4(i)* Form of Preferred Security Certificate (included as Exhibit A to Exhibit 4(l) hereto).

Exhibit 5(a)* Opinion of Richards, Layton & Finger, P.A. as to the validity of the Preferred Securities of Provident Capital Trust II.

Exhibit 5(c)* Opinion of Simpson Thacher & Bartlett regarding the validity of the Guarantee and the Junior Subordinated Debentures of each of Provident Capital Trust II and Provident Capital Trust III.

Exhibit 8(a)* Opinion of Simpson Thacher & Bartlett regarding certain tax matters of Provident Financial Group, Inc. and Provident Capital Trust II.

Exhibit 12(a)*    Computation of Ratio of Earnings to Fixed Charges.

Exhibit 12(b)* Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.

Exhibit 23(a)*    Consent of Richards, Layton & Finger, P.A. (included in
                  Exhibit 5(a) hereto).

Exhibit 23(c)* Consent of Simpson Thacher & Bartlett (included in Exhibit 5(c) hereto).

Exhibit 23(d)* Consent of Simpson Thacher & Bartlett (included in Exhibit 8 hereto).

Exhibit 23(e)*    Consent of Ernst & Young, L.L.P.

Exhibit 24(a)* Powers of Attorney (included on page II-6 of this Registration Statement).

Exhibit 25(a)* Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of The Chase Manhattan Bank to act as trustee with respect to the Junior Subordinated Debentures of Provident Financial Group, Inc.

Exhibit 25(b)* Form T-1 of The Chase Manhattan Bank, as trustee, with respect to the Preferred Securities of Provident Capital Trust II.

Exhibit No.       Description
-----------       -----------

Exhibit 25(d)* Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended ("Form T-1"), of The Chase Manhattan Bank to act as trustee with respect to the Guarantees of Provident Financial Group, Inc. with respect to Provident Capital Trust II.

*  Incorporated by reference as indicated in the text above.